SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 2, 2001


                              GULF WEST BANKS, INC.
                    -----------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           FLORIDA                 000-23713                     59-3276590
----------------------------      ------------               -------------------
(STATE OR OTHER JURISDICTION      (COMMISSION                   IRS EMPLOYER
      OF INCORPORATION)           FILE NUMBER)               IDENTIFICATION NO.)


         425 22ND AVENUE NORTH
        ST. PETERSBURG, FLORIDA                                     33704
----------------------------------------                          ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (727) 894-5696


                                 NOT APPLICABLE
           -----------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

         Gordon W. Campbell, Chairman and President of Gulf West Banks, Inc. (Nasdaq:GWBK), announced today that Robert A. Blakley, President of Mercantile Bank, has assumed additional responsibilities as Chief Executive Officer of the bank and Douglas Winton, Senior Executive Vice President of the bank, has been named Chief Operating Officer.

Mr. Blakley has served as President and COO of Mercantile since 1999. He assumes the bank CEO duties from Gordon Campbell. Mr. Campbell will continue to serve as Chairman of the bank as well as Chairman and President of the parent company, Gulf West Banks, Inc., signaling an expanded focus on strategic issues and investor relations for the company.

Bob Blakley is a 22-year veteran of Florida banking and has been employed with Mercantile since 1991. He has overseen all credit functions of the bank during his tenure, a period of significant asset and earnings growth. More recently as COO he has helped steer branch growth and expansion as well as profit enhancement efforts for the bank.

Doug Winton, a life-long bay area banker, has been with Mercantile since 1995. As COO he has oversight responsibilities for marketing, retail banking, technology and operations.

Mr. Campbell, commenting on the promotions said, "Our Company is fortunate to have this caliber and depth of management. Bob Blakley and Doug Winton, along with our Chief Financial Officer, Barry Miller, are three of the finest community bankers in the state - each bringing unique strengths and experiences to our team. Mercantile's opportunities for continued success under their leadership are exciting."

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GULF WEST BANKS, INC.

Date:  January 4, 2001                     By: /s/ BARRY K. MILLER
                                               ---------------------------------
                                           Barry K. Miller,
                                           Chief Financial Officer